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                          REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of August 30, 2000, by and between XATA CORPORATION, a Minnesota corporation (the "COMPANY") and JOHN DEERE SPECIAL TECHNOLOGIES GROUP, INC., a Delaware corporation (the "INVESTOR").


                                    RECITALS:

         A. Concurrently herewith, the Company has agreed to sell to the Investor up to 3,147,000 shares (the "PURCHASED SHARES") of Common Stock of the Company (the "COMMON STOCK") pursuant to that certain Stock Purchase Agreement of even date herewith (the "STOCK PURCHASE AGREEMENT") between the Company and the Investor

         B. Concurrently herewith, the Company has granted to the Investor an option to convert that certain $1,000,000 Promissory Note from the Company to the Investor (the "NOTE") into shares (the "NOTE Shares") of Common Stock pursuant to the Stock Purchase Agreement.

         C. Concurrently herewith, XATA Investment Partners, LLC has agreed to sell to the Investor up to 200,000 shares (the "SELLING STOCKHOLDER SHARES") of Common Stock pursuant to the Selling Stockholder Agreement.

         D. It is a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement that the Company and the Investor enter into this Agreement whereby the Company shall grant, and the Investor shall obtain, the rights relating to the registration of the Registrable Securities under the Securities Act, as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.1.     CERTAIN DEFINITIONS. For purposes of this Agreement:

                  (a) The term "COMMISSION" means the Securities and Exchange Commission.

                  (b) The term "FORM S-3" means such form under the Securities Act as is in effect on the date hereof or any successor form under the Securities Act;

                  (c) The term "HOLDERS" means the Investor and any other person holding Registrable Securities to whom these registration rights have been transferred pursuant to Section 2.8 hereof.

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                  (d)      The terms "REGISTER," "REGISTERED" and
"REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, or successor statute (the "SECURITIES ACT"), and the declaration or ordering of effectiveness of such registration statement or document.

                  (e) The term "REGISTRABLE SECURITIES" means (i) the Purchased Shares and the Note Shares, (ii) the Selling Stockholder Shares and
(iii) any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Registrable Securities; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, shares of Common Stock or other securities will only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or
(B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale and are not eligible for resale under Rule 144.


                                   ARTICLE II
                               REGISTRATION RIGHTS

         2.1.     DEMAND REGISTRATION.

                  (a) If the Company shall receive, any time and from time to time on or after the date hereof, a written request from the Holders of 25% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 2.1(b) and 2.1(d), use its best efforts to effect as soon as practicable, the registration under the Securities Act of all Registrable Securities which the Holders request in writing to be registered within twenty (20) days of the mailing of such notice by the Company.

                  (b) If the Holders initiating the registration request hereunder ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section
2.1 and the Company shall include such information in the written notice referred to in subsection 2.1(a). The underwriter will be selected by a majority in interest of the Initiating Holders and reasonably approved by the Company. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter or

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underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder. The Company shall have the right to include securities for its own account in such registration, if permitted by the registration form to be filed and the underwriter so agrees, but only if such inclusion will not limit the number of securites offered by the Holders.

                  (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this
Section 2.1, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                  (d) In addition and without limitation of Section 2.11 hereof, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1:

                           (i)      After the Company has effected two
registrations pursuant to Section 2.1 and such registrations have been declared or ordered effective;

                           (ii)     During the ninety (90) day period prior to
the Company's good faith estimate of the date of filing of a registration subject to Section 2.2 hereof; provided that the Company (i) is using its best efforts to cause such registration statement to become effective and (ii) provides written notice of such proposed filing to the Holders within thirty
(30) days after receipt of the written request from the Holders pursuant to
Section 2.1(a); or

                           (iii)    If the Initiating Holders proposed to
dispose of shares of Registrable Securities that may be immediately registered on Form S-3 (or any successor form that provides for short-form registration) pursuant to a request made pursuant to Section 2.3 below; or

                           (iv) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $100,000; or

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                           (v)      If the Company has, within the six (6) month
                                    period preceding the date of such request, effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.1 that have been declared or ordered effective.

         2.2.     COMPANY REGISTRATION.

                  (a) If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than registration relating solely to the sale of securities to participants in a Company stock plan, an offering or sale of securities pursuant to a Form S-4 (or successor form) registration statement or a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of
Section 2.7, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

                  (b) In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 2.2(a) to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, the underwriters may limit the amount of securities to be included in the registration and underwriting by the selling shareholders. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of securities that may be included in the registration and underwriting shall be allocated first, among the initiating holders on a pro rata basis, or as the Company and the initiating holders, if any, may determine and second, among the Holders and other participating holders, other than initiating holders, if any, requesting registration in proportion, as nearly as practicable, to the respective amounts of securities, including Registrable Securities, that such holders, including Holders, have requested pursuant to this Section 2.2 to include in such registration. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriters. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         2.3. FORM S-3 REGISTRATION. In case the Company shall receive from the Holders of Registrable Securities a written request or requests that the Company effect a registration on

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Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holders, the Company will:

                  (a) Promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                  (b) As soon as practicable, effect such registration and all such qualifications and compliances as may be requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder of Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; PROVIDED, HOWEVER; that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section
2.3 if:

                           (i)      Form S-3 is not available for such
offering by the Holders;

                           (ii)     The Holders, together with the holders of
any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $100,000; or

                           (iii)    The Company has, within the twelve (12)
month period preceding the date of such request, effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.3 that has been declared or ordered effective.

                  (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

         2.4.     OBLIGATIONS OF THE COMPANY. Whenever required under this
Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of twenty-five percent (25%) of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days.

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred eighty (180) days.

                  (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of an underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, and each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue until the earlier of
(i) the sale of all Registrable Securities registered pursuant to a registration statement of which such prospectus forms a part or (ii) the withdrawal of such registration statement.

                  (g) Cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                  (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  (i) Make available for inspection by any Holder of Registrable Securities covered by such registration statement, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement, in each case pursuant to confidentiality agreements, as appropriate.

                  (j) Cause the Company's officers to make presentations to potential purchasers of the Registrable Securities, as reasonably requested by any Holder of Registrable

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Securities covered by such registration statement or any underwriter participating in any disposition pursuant to such registration statement.

                  (k) Permit any Holder of Registrable Securities, which Holder, in the sole judgment exercised in good faith of such Holder, might be deemed to be a controlling person of the Company (within the meaning of the Securities Act or the Exchange Act), to participate in the preparation of any registration statement covering such Holder's Registrable Securities and to include therein material, furnished to the Company in writing, which in the reasonable judgment of such Holder should be included and which is reasonably acceptable to the Company.

                  (l) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities become effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  (m) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, in each case as soon as practicable, an earning statement covering a period of at least twelve (12) months, beginning after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         2.5. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

         2.6.     EXPENSES OF REGISTRATION.

                  (a) EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2.1, including (without limitation) all registration, filing and qualification fees, stock transfer taxes, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one (1) demand registration pursuant to Section 2.1.

                  (b) EXPENSES OF COMPANY REGISTRATION. All expenses other than underwriting discounts and commissions reasonably incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 2.2 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

                  (c) EXPENSES OF REGISTRATION ON FORM S-3. All expenses other than underwriting discounts and commissions incurred in connection with registrations requested pursuant to Section 2.3, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the fees and disbursements of one counsel for the selling Holders selected by them, shall be borne by the Company.

         2.7. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 2:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any "underwriter" (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                           (i)      Any untrue statement of a material fact
contained in such registration statement, including any preliminary prospectus or final prospectus contained in such registration statement or any amendments or supplements thereto;

                           (ii)     The omission to state therein a material
fact required to be stated therein, or necessary to make the statements therein not misleading;

                           (iii)    The omission to state in any preliminary
prospectus or final prospectus a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or

                           (iv)     Any material violation by the Company of
the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

The Company will pay to each such Holder, underwriter or controlling person, as actually incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 2.7(a) shall not apply to amounts paid

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in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs; (A) in reliance upon and in conformity with written information furnished for use in connection with such registration by any such Holder, underwriter or controlling person; or (B) as a result of failure of any holder to deliver a prospectus, at all or in a timely manner, PROVIDED FURTHER, that in no event shall any indemnity under this subsection 2.7(a) exceed the net proceeds from the offering received by the Company.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder for use in connection with such registration; and each such Holder will pay, as actually incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); PROVIDED FURTHER, that in no event shall any indemnity under this subsection 2.7(b) exceed the net proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

                  (d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder or the Company under this subsection 2.7(d) exceed the net proceeds from the offering received by such Holder or the Company, respectively. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  (e) The obligations of the Company and Holders under this
Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise. No indemnifying party, in the defense of any such loss, claim, change, liability or action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as a provision thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such loss, claim, damage, liability or action.

         2.8. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to (i) any "affiliate" of such Holder (as defined under the Securities Act), (ii) such Holder's spouse, parents, siblings, children or grandchildren, or other members of such Holder's immediate or extended family (including relatives by marriage), or to a custodian, trustee or other fiduciary for the account of such Holder or members of such Holder's immediate or extended family in connection with an estate planning transaction, or (iii) a transferee or assignee of at least 100,000 shares of such securities (as adjusted for stock dividends, combinations, recapitalizations, splits and otherwise), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and such transferee or assignee agrees to become a party to this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a business entity who are affiliates, retired affiliates of such entity (including spouses and ancestors, lineal descendants and siblings of such affiliates or affiliates who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the business entity; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 2.

         2.9 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.1 or 2.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included, or (b) to make a demand registration which could result in such registration statement being declared effective within one hundred eight (180) days of the effective date of any registration effected pursuant to Section 2.1 or 2.3 hereof.

         2.10. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public pursuant to a registration on Form S-3 or without registration, the Company agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Commission Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                  (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) Furnish to any Holder, so long as accurate and so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Commission Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (or any successor form that provides for short-form registration), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form.

          2.11 TERMINATION OF REGISTRATION RIGHTS. The right of any Holder to request registration or inclusion in any registration pursuant to Section 2.1,
2.2 or 2.3 hereof shall terminate at such time as such Holder owns less than five percent (5%) of the outstanding capital stock of the

Company and such Holder can sell all of such Holder's Registrable Securities under Rule 144 during any ninety (90) day period.

          2.12. CONSOLIDATIONS; MERGERS. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company is not the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to be references to the securities that the Investor or the Holders of Registrable Securities would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia, without regard to conflicts of laws principles.

         3.2. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3.3. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         3.4. NOTICES.

                  (a) All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made to the following addresses:

                   If to Company:   Xata Corporation
                                    151 East Cliff Road, Ste 10
                                    Burnsville, MN 55337
                                    ATTN: Gary C. Thomas

                   With a copy to:  Moss & Barnett, PA
                                    4800 Wells Fargo Center
                                    90 South 7th Street
                                    Minneapolis, MN 55402
                                    ATTN: Janna R. Severance, Esq.

                   If to Investor:  John Deere Special Technologies Group, Inc.
                                    300 Grimes Bridge Road
                                    Roswell, Georgia 30075
                                    ATTN: James E. Heerin

                   With a copy to:  Morris, Manning & Martin, L.L.P.
                                    3343 Peachtree Road, N.E.
                                    Suite 1600
                                    Atlanta, Georgia 30326
                                    ATTN: Jeffrey L. Schulte, Esq.

                  (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing and shall be deemed given when sent by facsimile, delivered by nationally recognized overnight courier service, delivered personally or within three days after mailing when mailed by certified or registered mail, return receipt requested.

                  (c) Any party may, by written notice to the other, alter its address or respondent.

         3.5. AMENDMENTS AND WAIVERS. This Agreement may not be amended except by a writing signing by both the Company and the Holders.

         3.6. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         3.7. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

         3.8. ENTIRE AGREEMENT. This Agreement, the Stock Purchase Agreement and the other documents delivered pursuant to the Stock Purchase Agreement constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

         3.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

COMPANY:                             INVESTOR:


Xata Corporation                     John Deere Special Technologies Group, Inc.


By:     /s/ WILLIAM P. FLIES         By:   /s/ Charles R. Stamp, Jr.
   ---------------------------          ----------------------------------------
Title:  CTO                              Charles R. Stamp, Jr., President